Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION	Company Contact: Jill C Blumhoff
Chief Financial Officer
Phone: 765.497.8381
jblumhoff@BASinc.com

BASi Reports Second Quarter Results

WEST LAFAYETTE, IN, May 12, 2016 -- Bioanalytical Systems, Inc. (NASDAQ:BASI) (“BASi” or the “Company”) today announced financial results for the second quarter and first six months of fiscal 2016.

Second Quarter Results

For the three months ended March 31, 2016, revenue was $5,339,000 a 6.8% decrease from $5,726,000 in the second quarter of fiscal 2015, but a 9.1% increase sequentially from the first quarter of fiscal 2016.

Service revenue for the second quarter of fiscal 2016 decreased 10.5% to $4,053,000 compared to $4,530,000 for the same period in fiscal 2015. Preclinical services revenue declined 7% due to customer delays and Bioanalytical revenue decreased due to fewer samples received and analyzed and a mix favoring method development and validation projects in the second quarter of fiscal 2016 versus the comparable period in fiscal 2015.

Sales in our Product segment increased 7.5% in the second quarter of fiscal 2016 to $1,286,000 from $1,196,000 in the same period in fiscal 2015. The majority of the increase stems from increased instrument sales from our BASi Culex® automated in-vivo sampling line, plus an increase in other instruments offset slightly by lower sales of our analytical instruments and consumables over the same period in fiscal 2015.

Gross profit decreased to $1,316,000, or 24.6% of revenue, in the second quarter of fiscal 2016, compared to $1,802,000, or 31.5% of revenue, during the comparable fiscal 2015 period. The principal cause for the decrease was the decline in revenue which led to lower absorption of the fixed costs in our business.

Operating expenses for the second quarter of fiscal 2016 decreased 11.1% to $1,578,000 compared to $1,774,000 during the second quarter of fiscal 2015. The principal reasons for the decrease were lower utilization of outsourced professional engineering services and additional building rental income of $109,000 which was deducted from general and administrative expenses.

Net loss for the second quarter of fiscal 2016 amounted to $254,000, or $0.03 per diluted share, compared to net income of $150,000 for the second quarter of fiscal 2015. Diluted net loss, which includes the adjustment for the change in fair value of warrant liability, was $49,000, or $0.01 per diluted share for the second quarter of fiscal 2015.

Adjusted EBITDA was $84,000 for the second quarter of fiscal 2016, compared to Adjusted EBITDA of $399,000 for the second quarter of fiscal 2015.

First Half Results

For the six months ended March 31, 2016, revenue decreased 11.6% to $10,234,000 compared to $11,571,000 for the first six months of fiscal 2015. The decline was due to lower Bioanalytical and Other Laboratory service revenues and a decline in instrument sales from our BASi Culex® automated in-vivo sampling line and our analytical instruments. Gross profit decreased to $2,300,000, or 22.5% of revenue, compared to $3,706,000, or 32.0% of revenue, for the same period of the prior fiscal year. The decline was driven by a decrease in revenues which led to lower absorption of fixed costs and a change in sales mix in the Products segment.

Operating expenses for the six months ended March 31, 2016 decreased 12.5% to $3,091,000 from $3,536,000 for the comparable fiscal 2015 period. The principal reasons for the decrease were lower utilization of outsourced professional engineering services and additional building rental income of $268,000 which was deducted from general and administrative expenses.

Net loss amounted to $760,000, or $0.09 per diluted share, for the first six months of fiscal 2016. Net income amounted to $332,000 for the first six months of fiscal 2015. Diluted net income, which includes the adjustment for the change in fair value of warrant liability, was $13,000 or $0.00 per diluted share for the first six months of fiscal 2015.

Adjusted EBITDA was negative $87,000 for the first six months of fiscal 2016, compared to a positive Adjusted EBITDA of $949,000 for the first six months of fiscal 2015.

Cash Provided by Operating Activities

Cash provided by operating activities was $126,000 for the first six months of fiscal 2016, a decrease from $440,000 in the comparable fiscal 2015 period, due to the operating loss in the first half of fiscal 2016 offset in part by slightly lower working capital levels. The Company had $453,000 in cash and cash equivalents at March 31, 2016.  During the first six months of fiscal 2016, proceeds from borrowings net of repayments, and cash on hand funded capital expenditures for plant, machinery and equipment of approximately $632,000.

Debt Covenant Non-Compliance

On May 14, 2014, we entered into a Credit Agreement (“Agreement”) with Huntington Bank. The Agreement includes both a term loan and a revolving loan and is secured by mortgages on our facilities in West Lafayette and Evansville, Indiana and liens on our personal property. As highlighted in the first quarter, on February 10, 2016, Huntington Bank advised us that the failure to meet the financial covenants for the December 31, 2015 period constituted an event of default under the Agreement and reserved all of their rights with respect thereto, including the ability to accelerate the outstanding debt under our term loan and revolving loan, to exercise their security interest and collect on the underlying collateral, to refrain from making additional advances under the revolving loan and to terminate our interest rate swap. On April 27, 2016, we executed a Forbearance Agreement and Second Amendment to the Credit Agreement (“Forbearance Agreement”). Pursuant to the Forbearance Agreement, Huntington Bank agreed to forbear from exercising its rights and remedies under the Agreement and from terminating the Company’s related swap agreement with respect to the Company’s non-compliance with the applicable financial covenants under the Agreement and any further non-compliance with such covenants during the forbearance period ending June 30, 2016 (unless terminated earlier due to non-compliance with the Forbearance Agreement or the underlying credit documents). Because the forbearance period under the Forbearance Agreement ends June 30, 2016, we have classified the entire term loan payable to and interest rate swap with Huntington Bank as a current liability of the Company.

The Forbearance Agreement provides management with additional time to engage in discussions with other parties regarding replacing our debt, including amounts outstanding under the revolving loan, and to explore alternative liquidity solutions.

The Company is exploring initiatives to address solutions to our credit issues, which include the evaluation and pursuit of various sources of financing. Management is also undergoing a detailed review of all current pricing strategies and market programs and has introduced new initiatives designed to increase revenue. Management has been, and continues to be actively engaged in driving operating costs lower by more effectively controlling operating costs.

Warrant Expiration

As of May 11, 2016, the remaining unexercised Class A warrants from our 2011 public offering have expired. The liability will be reduced to zero in our third fiscal quarter of 2016. As a result, we do not expect any additional charges to the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) following this date.

Jacqueline Lemke, BASi’s President and Chief Executive Officer stated, “While revenue was lower compared to the second quarter of fiscal 2015, revenue increased sequentially from our first fiscal quarter of 2016. We are beginning to gain traction with the targeted initiatives in four key areas as highlighted in the first quarter: increasing our IND-enabling studies in nonhuman primates, partnering with clinics for sample analysis and sample kit preparation, offering bioequivalence study expertise to our generics clients and increasing market awareness and adoption of the BASi Culex™ In-vivo Automated Blood Sampling System and related consumables via equipment grants. In addition, we recently launched our new website and e-catalogue to improve the customer experience and to provide an easier route for our customers to order our instruments and consumables or to request a quote for services. We have already experienced an increase in the number of the orders submitted via our website as a result.”

Ms. Lemke continued, “We are continuing our strategy to reach out to current and prospective clients to provide the scientific connection needed to assist in their drug development process. Recently, we introduced the next generation electrochemical analyzer, the Epsilon EClipseTM, providing very precise quantitative and qualitative electrochemical characterization to enable scientific researchers to continue conducting cutting edge research and development. Also, our addition of experienced business development representatives in the Northeast and the West expands our reach in those important markets.”

Ms. Lemke concluded, “We at BASi remain committed to delivering on our growth initiatives. As we partner with our clients, we are confident we will succeed.”

Earnings Conference Call

BASi has scheduled a conference call at 11:00 a.m. Eastern Standard Time (EDT) on May 12, 2016 to discuss the results. To participate in the call, dial 866-865-2633, participant passcode 5431136. A simultaneous webcast of the conference call may be accessed online from the Investors tab at www.BASinc.com. The webcast will be available for replay after 2:00 p.m. EST at this same internet address. For a telephone replay, dial 855-859-2056, participant passcode 5431136 after 2:00 p.m. EDT.

Non-GAAP to GAAP Reconciliation

This press release contains financial measures that are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). The non-GAAP financial measures are Adjusted EBITDA for the second quarter and first six months of fiscal 2016 and 2015, respectively. Adjusted EBITDA refers to a financial performance measure that excludes certain income statement line items, such as interest, taxes, depreciation, and amortization. Adjusted EBITDA may also exclude certain non-cash expenses, such as stock-based compensation and the income or expense from the change in the warrant liability.

The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management, however, believes that Adjusted EBITDA, when used in conjunction with the results presented in accordance with GAAP, may provide a more complete understanding of the Company's results and may facilitate a fuller analysis of the Company's results, particularly in evaluating performance from one period to another.

Management has chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of results and to illustrate the results giving effect to the non-GAAP adjustments shown in the reconciliation. Management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

About Bioanalytical Systems, Inc.

BASi is a pharmaceutical development company providing contract research services and monitoring instruments to the world's leading drug development companies and medical research organizations. The Company focuses on developing innovative services and products that increase efficiency and reduce the cost of taking a new drug to market. Visit www.BASinc.com for more information about BASi.

This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, risks and uncertainties related to our financial condition, changes in the market and demand for our products and services, the development, marketing and sales of products and services, changes in technology, industry standards and regulatory standards, and various market and operating risks detailed in the Company's filings with the Securities and Exchange Commission. BASi assumes no obligation to update any forward-looking statement. Actual results may vary, and could differ materially, from those anticipated, estimated, projected or expected in these forward-looking statements for a number of reasons, including, among others, the risk factors disclosed in the Company's most recent Annual Report, as filed, with the Securities and Exchange Commission.

(SEE BELOW FOR CONDENSED CONSOLIDATED FINANCIAL STATEMENTS)

BIOANALYTICAL SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015

Service revenue	$4,053	$4,530	$8,108	$8,928
Product revenue	1,286	1,196	2,126	2,643
Total revenue	5,339	5,726	10,234	11,571

Cost of service revenue	3,316	3,242	6,655	6,498
Cost of product revenue	707	682	1,279	1,367
Total cost of revenue	4,023	3,924	7,934	7,865

Gross profit	1,316	1,802	2,300	3,706
Operating expenses:
Selling	360	426	667	762
Research and development	132	138	289	329
General and administrative	1,086	1,210	2,135	2,445
Total operating expenses	1,578	1,774	3,091	3,536

Operating income (loss)	(262)	28	(791)	170

Interest expense	(70)	(75)	(136)	(156)
Change in fair value of warrant liability – decrease	79	199	168	319
Other income (expense)	—	(1)	1	1
Net income (loss) before income taxes	(253)	151	(758)	334

Income taxes	1	1	2	2

Net income (loss)	$(254)	$150	$(760)	$332

Other comprehensive income (loss):	(19)	36	(99)	68

Comprehensive income (loss)	$(273)	$186	$(859)	$400

Basic net income (loss) per share	$(0.03)	$0.02	$(0.09)	$0.04
Diluted net income (loss) per share	$(0.03)	$(0.01)	$(0.09)	$0.00

Weighted common shares outstanding:
Basic	8,108	8,076	8,107	8,076
Diluted	8,108	8,105	8,107	8,863

BIOANALYTICAL SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2016	September 30, 2015

Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$453	$438
Accounts receivable
Trade, net of allowance of $540 at March 31, 2016 and $559 at September 30, 2015, respectively	2,630	2,904
Unbilled revenues and other	1,097	1,110
Inventories	1,416	1,466
Prepaid expenses	383	773
Total current assets	5,979	6,691

Property and equipment, net	15,938	15,989
Goodwill	1,009	1,009
Debt issue costs	80	94
Other assets	30	32

Total assets	$23,036	$23,815

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$3,301	$2,858
Accrued expenses	1,304	1,710
Customer advances	3,080	3,414
Income tax accruals	29	30
Revolving line of credit	1,128	86
Fair value of warrant liability	21	189
Fair value of interest rate swap	46	50
Current portion of capital lease obligation	114	230
Current portion of long-term debt	4,059	786
Total current liabilities	13,082	9,353

Capital lease obligation, less current portion	53	68
Long-term debt, less current portion	—	3,666
Total liabilities	13,135	13,087

Shareholders’ equity:
Preferred shares, authorized 1,000,000 shares, no par value:
1,185 Series A shares at $1,000 stated value issued and outstanding at March 31, 2016 and September 30, 2015, respectively	1,185	1,185
Common shares, no par value:
Authorized 19,000,000 shares; 8,107,558 shares and 8,105,007
issued and outstanding at March 31, 2016 and September 30, 2015, respectively	1,989	1,988
Additional paid-in capital	21,224	21,193
Accumulated deficit	(14,451)	(13,691)
Accumulated other comprehensive income (loss)	(46)	53

Total shareholders’ equity	9,901	10,728

Total liabilities and shareholders’ equity	$23,036	$23,815

BIOANALYTICAL SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2016	2015	2016	2015

GAAP Net income (loss)	$(254)	$150	$(760)	$332

Add back: Interest expense	70	75	136	156
Income taxes	1	1	2	2
Depreciation and amortization	332	353	674	730
Decrease in fair value of warrant liability	(79)	(199)	(168)	(319)
Stock option expense	14	19	29	48

Adjusted EBITDA	$84	$399	$(87)	$949

Adjusted EBITDA - Earnings before interest, taxes, depreciation, amortization, stock option expenses, impairment charges and the change in the fair value of warrant liability.